                                                                   Exhibit. 10.i

                              EMPLOYMENT AGREEMENT
                              --------------------

          AGREEMENT by and between Ladder Merger Corporation, a Delaware corporation (the "Company") and Sanford R. Robertson (the "Executive"), dated as of the 8th day of June, 1997.

          1.  Employment Period. Subject to the consummation of the transactions
              -----------------
contemplated by the Agreement and Plan of Merger dated as of June 8, 1997 among BankAmerica Corporation ("Ladder"), the Company, Robertson, Stephens & Company Group, L.L.C. ("Hook"), and Robertson, Stephens & Company, Inc. (the "Merger Agreement"), the Company hereby agrees to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement and the terms of the Special Bonus Award Agreement (the "Special Bonus Award Agreement") to be entered into between Ladder and the Executive prior to the Commencement Date (as defined below), for the period commencing on the closing date of the transactions contemplated by the Merger Agreement (the "Commencement Date") and ending on the Executive's seventieth birthday (the "Employment Period").

          2.  Terms of Employment.
              -------------------

              (a)  Position and Duties.
                   -------------------

                   (i) During the Employment Period, the Executive shall serve as Chairman of the Company, reporting to the Chief Executive Officer of Ladder and focusing on business development. In addition, the Executive shall serve on the Board of Directors of Ladder.

                   (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote full attention and time during normal business hours to the business and affairs of the Company and to use the Executive's reasonable best efforts to perform such responsibilities in a professional manner. It shall not be a violation of this Agreement for the executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Commencement Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Commencement Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          (b)  Compensation.
               ------------

               (i) Base Salary. During the Employment Period, the Executive
                   -----------
shall receive an annual base salary ("Annual Base Salary") of $175,000 payable in cash. The Annual Base Salary shall be paid no less frequently than in equal monthly installments.

               (ii) Annual Bonus. In addition to Annual Base Salary the
                    ------------
Executive will be awarded an annual cash bonus (the "Annual Bonus") for each of calendar years 1997 and 1998 of $4,825,000.

               (iii)  Funds and Partnerships. Subject to applicable regulatory
                      ----------------------
requirements (A) the Executive will be offered the opportunity to invest in private funds and partnerships which have been established by Hook prior to the Commencement Date and receive a portion of the incentive fees relating thereto in accordance with Hook's past practice and (B) the Executive will be offered the opportunity to invest in private funds and partnerships established after the Commencement Date by the businesses which are the Hook businesses as of the Commencement Date (the "Hook Businesses") or by one or more entities acquired or developed after the Commencement Date by Ladder or any of its affiliates which are engaged in businesses which are similar to the Hook Businesses, and with respect to any such private fund or partnership in which the Executive has a management role, receive a portion of the incentive fees relating thereto, in each case in accordance with then prevailing standards in Hook's industry.

               (iv) Savings and Retirement Plans.  During the Employment
                    ----------------------------
Period, the Executive shall be eligible to participate in existing Hook savings and retirement plans, practices, policies and programs if such plans, practices, policies, and programs are continued, or, if not, in all savings and retirement plans, practices, policies and programs to the extent applicable to other peer executives of Ladder and its affiliates. For purposes of all such plans, the Company shall credit the Executive with full credit for all service credited under comparable Hook plans (including service with Hook prior to the Commencement Date) for purposes of eligibility to participate and receive benefits and vesting but not for benefit accruals in any Company retirement plan.

               (v) Welfare and Other Benefit Plans.  During the Employment
                   -------------------------------
Period, to the extent that Hook plans are not continued, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare, fringe, change of control protection, vacation and other similar benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable to other peer executives of the Company and its affiliated companies. For purposes of all such plans, the Company shall credit the Executive with full credit for all service credited under the corresponding Hook benefit plans for purposes of eligibility to participate and receive benefits and vesting but not for purposes of benefit accruals. With respect to the Company's welfare benefit plans, the Company shall cause any such plan to waive any preexisting condition exclusions and actively-at-work requirements thereunder with respect to the Executive and the Executive's eligible dependents and shall ensure that any covered expenses incurred on or before the Commencement Date shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Commencement Date to the extent that such expenses are taken into account for the benefit of peer executives of the Company.

              (vi) Expenses. During the Employment Period, the Executive
                   --------
shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive, in accordance with the policies of the Company.

              (vii)  Indemnity. The Executive shall be indemnified by the
                     ---------
Company against claims arising in connection with the Executive's status as an employee, officer, director or agent of the Company in accordance with the Company's indemnity policies for its senior executives, subject to applicable law. The Company shall purchase insurance for the Executive against such claims to the extent that such insurance is purchased for similarly situated executives of Ladder affiliates.

              (viii)  Vacation. During the Employment Period, the Executive
                      --------
shall be entitled to no less than four weeks of paid vacation per year. Any vacation accrued by the Executive in accordance with Hook's policies prior to the Commencement Date shall be assumed by the Company and provided by the Company to the Executive following the Commencement Date in accordance with Hook's policies.

              (ix) Perquisites. The Executive will receive perquisites no less
                   -----------
favorable than those received by the executives of similar status from the Company and Ladder.

          (c) Employment Location. The Executive's principal place of employment
              -------------------
shall be located no more than 50 miles from the Executive's principal place of employment at the Commencement Date.

      3.  Termination of Employment.
          -------------------------

          (a) Death or Disability.  The Executive's employment shall terminate
              -------------------
automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 9(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall have the meaning set forth in the Long-Term Disability Plan applicable to the Executive.

          (b) Cause.  The Company may terminate the Executive's employment
              -----
during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

              (i) gross misconduct by the Executive in the execution of the Executive's professional duties which is materially injurious to the Company or Ladder, or

              (ii) a material breach of a material obligation of the Executive under this Agreement, which is not remedied within 30 days after receipt of written notice from the Board of Directors of the Company (the "Board") delivered to the Executive within 90 days of such claimed act or breach specifically delineating each such claimed act or breach and setting forth the Company's intentions to terminate the employment of the Executive if such breach is not remedied (the "Board Notice"); provided, that if the specified breach
                                      --------
cannot reasonably be remedied within such 30-day period and Executive commences reasonable steps within such 30-day period to remedy such breach and diligently continues such steps thereafter until a remedy is effected, such breach shall not constitute "Cause", provided that such breach is remedied within 60 days after receipt of written notice from the Board. If the breach is not remedied within the cure period, notwithstanding Section 3(e), the Date of Termination shall be the date on which the Executive received the Board Notice. Further, no breach, act or failure to act on the Executive's part shall constitute "Cause" if such breach, act or failure to act resulted from the Executive's incapacity due to physical or mental illness or any such actual or anticipated breach, act or failure to act resulting from a resignation by the Executive for Good Reason, or

              (iii) conviction of a felony which is materially injurious to the Company or Ladder.

          Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by a majority of the entire Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive was guilty of the conduct set forth in clause (i), (ii) or (iii) of this section and specifying the particulars thereof.

          (c) Good Reason.  The Executive's employment may be terminated by the
              -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean a material breach by the Company of a material obligation of the Company under this Agreement after the Executive has given the Company notice of the breach within 90 days of the breach and the Company has not remedied the breach in accordance with the next sentence. A breach described in this clause to include, without limitation, (A) a detrimental alteration to the terms of the Executive's employment as described in Section 2 hereof, (B) any reduction in the

Executive's Annual Base Salary, Annual Bonus or other awards under plans or programs described herein or the failure of the Company to pay when due to the Executive any Annual Base Salary, Annual Bonus or other earned bonus or awards referred to in this Agreement, (C) the relocation of the Executive's principal place of employment to any location more than 50 miles from the Executive's principal place of employment on the Commencement Date, (D) the failure of the Company to obtain an agreement reasonably satisfactory to the Executive from any successor to assume and agree to perform this Agreement, as contemplated in
Section 8 hereof or, if the business for which the Executive's services are principally performed is sold or transferred, the failure of the Company to obtain such an agreement from the purchaser or transferee of such business or
(E) any termination of the Executive's employment which is not effected pursuant to the terms of this Agreement which is not remedied within 30 days after receipt of written notice from the Executive specifically delineating each such claimed breach and setting forth the Executive's intention to terminate employment if such breach is not remedied; provided, that if the specified
                                           --------
breach cannot reasonably be remedied within such 30-day period and the Company commences reasonable steps within such 30-day period to remedy such breach and diligently continues such steps thereafter until a remedy is effected, such breach shall not constitute "Good Reason" provided that such breach is remedied within 60 days after receipt of written notice. It is understood that the mere listing of certain of the Company's obligations under the Agreement herein does not imply that a breach of such obligation is a material breach.

          (d) Notice of Termination.  Any termination by the Company for Cause,
              ---------------------
or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specifies the termination date (which date, in the case of a termination for Good Reason, shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e) Date of Termination.  "Date of Termination" means (i) if the
              -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date that is one day after the last day of the cure period, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, or the Executive resigns without Good Reason, the Date of Termination shall be the date on which the Company or the Executive notifies the Executive or the Company, respectively, of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

      4.  Obligations of the Company upon Termination.  The Executive agrees
          -------------------------------------------
that the amounts payable under this Section 4 are in lieu of any other claims the Executive may have with regard to the separation of employment and shall be the Executive's sole and exclusive remedy for or associated with a separation of employment. The Executive agrees to execute a general release of claims upon the receipt of the amounts payable under this Section 4.

          (a) Good Reason; Other Than for Cause; Death; Disability. If, during
              ----------------------------------------------------
the Employment Period, the Company shall terminate the Executive's employment other than for Cause, including by reason of the Executive's death or Disability, or the Executive shall terminate employment for Good Reason:

              (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the amounts set forth in clauses A and B below:

          A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of
     (x) the Annual Bonus and (y) a fraction (the "Proration Fraction"), the numerator of which is the number of days in the current calendar year through the Date of Termination, and the denominator of which is 365, and
     (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

          B. the amount equal to the greater of (1) any unpaid Annual Base Salary and Annual Bonus payable through December 31, 1998, which amount shall be discounted to present value at the applicable federal rate, as defined in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended, and (2) the product of (x) 1.5 and (y) the sum of the Annual Base Salary and the Annual Bonus; and

              (ii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies, excluding any severance plan or policy (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

              (iii) to the extent not theretofore paid, the Company shall vest and pay to the Executive all amounts under the Special Bonus Award Agreement, in accordance with the terms of such Agreement.

              (iv) for eighteen months after the Date of Termination, the Executive and the Executive's dependents shall continue to be eligible to participate in the medical, dental, health, life and other fringe benefit plans and arrangements applicable to the Executive immediately prior to the Date of Termination on the same terms and conditions in effect for the Executive and the Executive's dependents immediately prior to the Date of Termination.

          (b) Cause; Other than for Good Reason.  If the Executive's employment
              ---------------------------------
shall be terminated for Cause or the Executive terminates employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) Accrued Obligations less the amount determined under Section 4(a)(i)A(2) hereof, and (y) Other Benefits, in each case to the extent theretofore unpaid.

      5.  Binding Arbitration.  Any controversy or claim arising out of or
          -------------------
relating to this Agreement (including any claims relating to employment or the termination of employment, whether arising under federal, state or local law and whether in contract or in tort and including any discrimination or common law claims, but excluding workers compensation and unemployment insurance) shall at the request of either party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, United States Code), notwithstanding any choice of law provision in this Agreement, and under the rules of the American Arbitration Association. The dispute shall be submitted to a single arbitrator to be mutually agreed upon by the parties. If the parties cannot agree on a single arbitrator, each party shall appoint one arbitrator who shall then jointly appoint a single arbitrator. The arbitrator shall give effect to applicable statutes of limitations. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. The Company agrees to pay the costs of arbitration and to reimburse the Executive for reasonable expenses incurred as a result of such arbitration, provided the Executive prevails on at least one material issue in the arbitration

      6.  Confidential Information/Noncompetition.
          ---------------------------------------

          (a) The Executive acknowledges that the Executive will have knowledge of certain trade secrets of the Company, including information concerning customer lists. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process (provided the Company has been given notice of and opportunity to challenge or limit the scope of disclosure purportedly so required), communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it or to an attorney retained by the Executive to provide legal advice with respect to this
Section 6 and who has agreed to keep such information confidential.

          (b) While employed by the Company, the Executive shall comply with the rules and policies of the Company, including without limitation the Company's Code of Conduct and Conditions of Employment and compliance policies; it being understood that a breach of such rules and policies shall not constitute "Cause" if such breach does not constitute a material breach of another material obligation of the Executive hereunder or as described in Section 3(b)(i) or 3(b)(iii). After termination of the Executive's employment with the Company, the Executive shall comply with those aspects of such rules and policies which apply to conduct after termination of employment.

          (c) The Executive acknowledges that if the Executive were to become employed by a competing organization, the Executive's new job duties and the products, services and technology of the competing organization would be so similar or related to those contemplated by this Agreement that it would be very difficult for the Executive not to rely on or use the Company's trade secrets. The Executive further acknowledges that the Executive, and any new employer, cannot avoid using the trade secret information, due to the fact that even in the best good faith, the Executive cannot as a practical matter avoid using the knowledge of the Company's confidential methods and trade secrets in the Executive's work with a new employer. Accordingly, until December 31, 2000, the Executive will not, without the written consent of the Company, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, any business which engages in any business within a 50-mile radius of any metropolitan area in which the Executive conducted significant business on behalf of the Company during the 12-month period immediately preceding the Termination Date (i) that competes with any business actively conducted in such area, at the time such engagement is commenced, by the Company and (ii) that is of the type of business activity in which the Executive was engaged on behalf of the Company during such 12-month period. Ownership, for personal investment purposes only, of less than 5% of the voting stock of any publicly held corporation shall not constitute a violation hereof.

          (d) While employed by the Company or any of its affiliates or Hook and for one year after the Executive's termination of employment, the Executive will not, directly or indirectly, on behalf of the Executive or any other person, solicit for employment by other than the Company any person employed by the Company or its affiliates or Hook at the effective time of the Merger (as defined in the Merger Agreement) (the "Merger"), nor will the Executive, directly or indirectly, on behalf of the Executive or any other person, solicit for employment by other than the Company any person known by the Executive to be employed at the time by Hook or the Company or its affiliates.

          (e) The provisions of Section 6(c) and (d) shall remain in full force and effect until the expiration of the period specified herein notwithstanding the earlier termination of the Executive's employment hereunder.

      7.  Specific Performance.  The Executive acknowledges that a violation
          --------------------
on the Executive's part of any of the covenants contained in Section 6 hereof would cause immeasurable and irreparable damage to the Company. Accordingly, the Executive agrees that the Company shall be entitled to injunctive relief in any court of competent jurisdiction for any actual or threatened violation of any such covenant in addition to any other remedies it may have. The Executive agrees that in the event that any arbitrator or court of competent jurisdiction shall finally hold that any provision of Section 6 hereof is void or constitutes an unreasonable restriction against the Executive, the provisions of such
Section 6 shall not be rendered void but shall apply to such extent as such arbitrator or court may determine constitutes a reasonable restriction under the circumstances.

      8.  Successors.
          ----------

          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or any business of the Company for which the Executive's services are principally performed, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwlse .

      9.  Miscellaneous.
          -------------

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Executive:
               -------------------

               c/o Robertson, Stephens &
                Company Group, L.L.C.
               555 California Street
               San Francisco, CA 94104

               If to the Company:
               -----------------

               555 California Street
               San Francisco, CA 94104

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

          (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (e) The parties agree to treat all amounts paid to the Executive hereunder as compensation for services. Accordingly, the Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (f) On and after the Commencement Date, this Agreement shall supersede any other agreement (other than the Special Bonus Agreement between the Company and the Executive dated the date hereof and the Merger Agreement), written or oral, pertaining to the subject matter of this Agreement, including without limitation all previous compensation guarantees and all agreements with respect to payments to be made as a result of the transactions contemplated by the Merger Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                 LADDER MERGER SUB


                                 By:   /s/ DOYLE ARNOLD

                                 Name:   Doyle Arnold



                                 EXECUTIVE


                                 By:   /s/ SANFORD R. ROBERTSON

                                 Name:   Sanford R. Robertson

----------
ROBERTSON
STEPHENS &
COMPANY
----------



                              Sanford R. Robertson


               EMPLOYMENT COMPENSATION AND RETENTION INFORMATION


Summary:

Purchase Value/Deferred Compensation       59,460,855
RS&CO. Inc. Value/Deferred Compensation     1,407,000
1997 Annualized Guarantee                   5,000,000
1998 Annualized Guarantee                   5,000,000


Cash Flow:                                    1997             1998            1999             2000
                                        ----------       ----------       ---------        ---------
Guaranteed Salary                          175,000          175,000               0                0
Tax Advance, if any *                      225,000                0               0                0
Minimum June Bonus                       1,187,500                0               0                0
Purchase Value/Deferred Comp            30,934,859        9,508,666       9,508,666        9,508,666
RS&Co. Inc. Value/Deferred Comp            732,000          225,000         225,000          225,000
Minimum December Bonus                   3,412,500        4,825,000               0                0

Total Guaranteed Cash Flow              36,666,859       14,733,666       9,733,666        9,733,666
                                        ==========       ==========       =========        =========

* If additional tax advances are paid after the date of this agreement, the amounts will be subtracted from the appropriate bonus totals.

                            BankAmerica Corporation



Sanford R. Robertson
c/o Robertson, Stephens
 & Company Group, L.L.C.
555 California Street
San Francisco, CA 94104

Dear Mr. Robertson:

          We are pleased to inform you that, subject to the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of June 8, 1997 among BankAmerica Corporation ("BAC"), Ladder Merger Corporation (the "Company"), Robertson, Stephens & Company Group, L.L.C., a Delaware limited liability company ("Hook") and Robertson, Stephens & Company, Inc. (the "Merger Agreement"), in consideration of your remaining in the employ of the Company after the closing date of the transactions contemplated by the Merger Agreement (the "Commencement Date"), the Company hereby agrees to pay you a cash retention bonus (the "Special Retention Bonus"), subject to the terms and conditions set forth in this letter. Terms herein which are capitalized and not defined herein shall have the meanings ascribed thereto in the form of employment agreement that shall be offered to you prior to the Commencement Date pursuant to the Merger Agreement (the "Employment Agreement") or in the Merger Agreement.

          The Special Retention Bonus will total the amount set forth on Schedule A hereto, vesting ratably on the first, second and third anniversaries of the Commencement Date. The vested but unpaid portion of the Special Retention Bonus will be paid out when vested. The unpaid portion of the Special Retention Bonus shall bear interest at 2% per annum, which shall be payable quarterly on the date BAC pays dividends on its Common Stock. The Company may reduce the first payment of the Special Retention Bonus by your liability, if any, pursuant to Sections 8.2(e) and 10.2 of the Merger Agreement.

          If the Company terminates your employment for Disability, the Company terminates your employment other than for Cause, you terminate your employment for Good Reason, you terminate employment after you attain age 60 or your employment terminates by reason of death, the unvested and unpaid portion of your Special Retention Bonus will be deemed to have vested in full immediately prior to such termination and such amount shall be paid to you in cash in a lump sum within 10 days after your termination of employment. If your employment terminates as the case may be, for any taxable year is examined or challenged,
(ii) in the event of such examination or challenge, BAC shall have the right to participate, at BAC's expense, in any issue raised therein relating to the classification of the Companies or any of their Subsidiaries as a partnership or S corporation, as the case may be, for any taxable year, and (iii) you shall not settle such issue without the consent of BAC.

Without limitation to any other covenant or agreement which by its terms survives the Closing or which contemplates the possibility of action or inaction following the Closing, this covenant shall survive the Closing.


          C.   Owner Representative.  You agree that (i) all determinations
               --------------------
made, or actions taken, by the Owner Representative who shall be Michael G. McCaffery (or, if Michael G. McCaffery is unable or unwilling to serve in that capacity, George R. Hecht) shall be conclusive and binding on you, (ii) the conclusive and binding nature of any determination made, or action taken, by an Owner Representative will not be affected by any determination made, or action taken, by any subsequent Owner Representative and (iii) there may be only one Owner Representative at any given time. You agree to pay a pro rata share (based upon your membership interest in Hook) of any expenses incurred by the Owner Representative.

          Please indicate your agreement with the foregoing by signing and returning the enclosed copy of this letter.


                                    Very truly yours,

                                    BANKAMERICA CORPORATION

                                    By:        /s/ DOYLE L. ARNOLD

                                    Name:         Doyle L. Arnold


ACCEPTED AND AGREED.

  /s/   SANFORD R. ROBERTSON

Name:   Sanford R. Robertson

                                   SCHEDULE A


                       SPECIAL RETENTION BONUS AGREEMENT



                                                         Special Retention
Name                                                       Bonus Amount
----                                                     ----------------


Sanford R. Robertson                                       $29,200,997